UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Amendment No. 2 to

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): August 6, 2008
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InterDigital, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
781 Third Avenue, King of Prussia, Pennsylvania	19406-1409
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 610-878-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  The purpose of this Amendment No. 2 to Current Report on Form 8-K/A is to amend the Current Report on Form 8-K filed on August 7, 2008 (the “Form 8-K”) solely to correct typographical errors contained in Exhibit 99.1 to the Form 8-K.  As amended, the Pro Forma Summary Consolidated Statement of Operations table has been corrected as follows: (i) each of Actual Revenues and Pro Forma Revenues for the three months ended June 30, 2007 has been corrected to read “55,006”, (ii) Actual Revenues for the six months ended June 30, 2007 has been corrected to read “122,824”, (iii) Actual Arbitration Award for the three months ended June 30, 2007 has been corrected to read “16,612” and (iv) Actual Net (Loss) Income Applicable to Common Shareholders for the six months ended June 30, 2007 has been corrected to read “13,263”.  In addition, “Depreciation, amortization, shared based compensation and investment write down” in the Summary Cash Flow table has been corrected to read “Depreciation, amortization, share-based compensation and investment write down”.

Item 2.02.         Results of Operations and Financial Condition.

          On August 6, 2008, InterDigital, Inc. issued a press release announcing its results of operations and financial condition for the fiscal quarter ended June 30, 2008.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.          Financial Statements and Exhibits.

(d)       Exhibits.

            99.1    InterDigital, Inc. press release dated August 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

		By:	/s/ Steven W. Sprecher
Steven W. Sprecher
General Counsel and Government Affairs Officer

Dated:	August 7, 2008

EXHIBIT INDEX

Exhibit  No.                                                                                                         Description

      99.1                                                                  InterDigital, Inc. press release dated August 6, 2008